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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2010

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5008 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.    Submission of Matters to a Vote of Security Holders.

             The 2010 Annual Meeting of Stockholders of Advance Auto Parts, Inc. (the “Company”) was held on Wednesday, May 19, 2010.  All nominees were elected to the Board of Directors with the following vote counts:

	FOR	WITHHELD
John F. Bergstrom	74,481,353	361,150
John C. Brouillard	74,534,461	308,042
Fiona P. Dias	74,522,717	319,786
Frances X. Frei	73,722,058	1,120,445
Darren R. Jackson	74,582,319	260,184
William S. Oglesby	74,582,477	260,026
J. Paul Raines	74,430,258	412,245
Gilbert T. Ray	72,504,593	2,337,910
Carlos A. Saladrigas	74,538,138	304,365
Francesca M. Spinelli	74,579,584	262,919

There were 5,464,138 broker non-votes recorded for each nominee.

Shareholders also ratified the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for 2010.  The vote on the proposal was as follows:

FOR	AGAINST	ABSTENTIONS

80,146,500	151,837	8,304

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: May 24, 2010	/s/ Michael A. Norona
(Signature)*
Michael A. Norona
Executive Vice President and Chief Financial Officer

* Print name and title of the signing officer under his signature.